As filed with the U.S. Securities and Exchange Commission on November 23, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tiga Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

250 North Bridge Road
#24-00, Raffles City Tower
Singapore 179101
Tel:  +65 6338 2132
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maples Fiduciary Services (Delaware) Inc.
4001 Kennett Pike, Suite 302
Wilmington, Delaware 19807
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rod Miller, Esq.
Milbank LLP
55 Hudson Yards
New York, New York 10001
Tel:  212-530-5000
and
David H. Zemans
Naomi J. Ishikawa, Esq.
Milbank LLP
Marina Bay Financial Centre
#36-03 Tower 3
Singapore 018982
Tel:  +65 6428-2400
Michael Johns Michael Lockwood Maples and Calder PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: 345-949-8066	Harald Halbhuber, Esq. Merritt Johnson, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 212-848-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-249853

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant(2)	4,600,000 Units	$10.00	$ 46,000,000	$ 5,018.60
Class A ordinary shares included as part of the units(3)(4)	4,600,000 Shares	—	—	—(5)
Warrants included as part of the units(3)(4)	2,300,000 Warrants	—	—	—(5)
Total		—	$ 46,000,000	$ 5,018.60 (5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-249853). Includes 600,000 units, consisting of 600,000 Class A ordinary shares and 300,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(4)
Maximum number of Class A ordinary shares and warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriters described above.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.

(6)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-249853), which was declared effective by the Securities and Exchange Commission on November 23, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $ 46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Tiga Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1.  This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249853) (the “Prior Registration Statement”), initially filed by the Registrant on November 4, 2020 and declared effective by the Securities and Exchange Commission on November 23, 2020.  This Registration Statement covers the registration of an additional 4,600,000 of the Registrant’s units (including 600,000 units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover overallotments, if any), each consisting of one Class A ordinary share and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share.  The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith.  Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 24, 2020), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 24, 2020.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)
Exhibits.  All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-249853) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Milbank LLP, Legal Counsel to the Registrant.

5.2	Opinion of Maples and Calder, Cayman Islands, Legal Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Milbank LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (included on Exhibit 5.2).

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 23rd day of November, 2020.

TIGA ACQUISITION CORP.

By:	/s/ Diana Luo
Name: Diana Luo
Title: Chief Financial Officer

POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Diana Luo, each acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated

Signature	Position	Date

/s/ George Raymond Zage III	Chairman, Director and CEO (principal executive officer)	November 23 , 2020
George Raymond Zage III

/s/ Ashish Gupta	Director and President	November 23 , 2020
Ashish Gupta

/s/ Diana Luo	Chief Financial Officer (principal financial and accounting officer)	November 23 , 2020
Diana Luo

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Tiga Acquisition Corp., in the City of Newark, State of Delaware, on the 23rd day of November, 2020.

TIGA ACQUISITION CORP.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative